Exhibit 23.4

China Research and Intelligence Co., Ltd.

Room A606, No. 1500, Longwu Road, Xuhui District

Shanghai 200231 PRC

+86 21 6150 9726

www.cri-report.com

Consent of China Research and Intelligence Co., Ltd.

Keystone Global Financial Group

902-3A, 19/F

FWD Financial Centre, 308-320 Des Voeux Road Central

Sheung Wan, Hong Kong

Tel: +852 3577 8660

October 9, 2025

Dear Sir/Madam:

Reference is made to the Form F-1 registration statement, as amended (the “Registration Statement”), relating to the registration of ordinary shares, with no par value, of Keystone Global Financial Group (the “Company”). We hereby consent to all references to our name in the Registration Statement, including in the sections entitled “Industry Overview” and quotation and summarization of Hong Kong External Asset Management Industry Report (the “CRI Report”) in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours sincerely,

For and on behalf of
China Research and Intelligence Co., Ltd.

/s/ China Research and Intelligence Co., Ltd.
Name: Hans Tai
Title: Director